Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
IROBOT CORPORATION
(the “Corporation”)
ARTICLE I
Stockholders
SECTION 1.    Annual Meeting. The annual meeting of stockholders (any such meeting being referred to in these By-laws as an “Annual Meeting”) shall be held at the hour, date and place within or without the United States which is fixed by the Board of Directors, which time, date and place may subsequently be changed at any time by vote of the Board of Directors. If no Annual Meeting has been held for a period of thirteen (13) months after the Corporation’s last Annual Meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of these By-laws or otherwise, all the force and effect of an Annual Meeting. Any and all references hereafter in these By-laws to an Annual Meeting or Annual Meetings also shall be deemed to refer to any special meeting(s) in lieu thereof.
SECTION 2.    Notice of Stockholder Business and Nominations.
(a)    Annual Meetings of Stockholders.
(1)    Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an Annual Meeting (a) ~~pursuant to the Corporation’s notice of meeting, (b)~~ by or at the direction of the Board of Directors or (~~c~~b) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in Section 2 or in Section 11 of this ~~By-law, who~~Article I, (B) is entitled to vote at the meeting, ~~who~~(C) is present (in person or by proxy) at the meeting and ~~who~~(D) complies with the notice procedures set forth in ~~this By-law. In addition to the other requirements set forth in this By-law, for any proposal of business to be considered at~~Section 2 or in Section 11 of this Article I. For the avoidance of doubt, the foregoing clause (b) shall be the exclusive means for a stockholder to bring nominations or business properly before an Annual Meeting~~, it must be a proper subject for action by stockholders of the Corporation under Delaware law.~~ (other than matters properly brought under Rule 14a-8 (or any successor rule) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), and such stockholder must comply with the notice and other procedures set forth in Article I, Section 2(a)

(2) and (3) of this By-law to bring such nominations or business properly before an Annual Meeting.
(2)    For nominations or other business to be properly brought before an Annual Meeting by a stockholder pursuant to clause (~~c~~b) of ~~paragraph~~Article I, Section 2(a)(1) of this By-law, the stockholder must (a) have given ~~timely notice~~Timely Notice (as defined below) thereof in writing to the Secretary of the Corporation, (b) have provided any updates or supplements to such notice at the times and in the forms required by this By-law and (c) together with the beneficial owner(s), if any, on whose behalf the nomination or business proposal is made, have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by this By-law. To be timely, a stockholder’s written notice shall be ~~delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days before or delayed by more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything to the contrary provided herein, for the first Annual Meeting following the initial public offering of common stock of the Corporation, a stockholder’s notice shall be timely if delivered to~~received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s Annual Meeting; provided, however, that in the event the Annual Meeting is advanced by more than thirty (30) days before or delayed by more than sixty (60) days after such anniversary date, or if no Annual Meeting were held in the preceding year, notice by the stockholder to be timely must be received by the Secretary of the Corporation not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such ~~Annual Meeting~~meeting is first made ~~or sent by the Corporation~~(such notice within such time periods shall be referred to as “Timely Notice”). Such stockholder’s ~~notice~~Timely Notice shall set forth:
(a)    as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the ~~Securities~~ Exchange Act ~~of 1934, as amended~~

~~(the “Exchange Act”)~~ (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);
(b)    as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and the names and addresses of other stockholders known by the stockholder proposing such business to support such proposal, and the class and number of shares of the Corporation’s capital stock beneficially owned by such other stockholders; and
(c)    as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understanding between such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) ~~are to be made~~or other business proposed to be brought before the meeting of stockholders; and (iv) a ~~representation~~statement whether the beneficial owner intends or is part of a group that intends ~~(x)~~ to deliver a proxy statement and/or form of proxy to holders of, in the case of a business proposal, at least the percentage of ~~the corporation’s outstanding capital stock requirement~~voting power of all of the shares of capital stock of the Corporation required under applicable law to approve the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by such beneficial owner to be sufficient to elect the nominee ~~and/or (y) otherwise to solicit proxies from stockholders in support of such nomination~~or nominees proposed to be nominated by such beneficial owner (such statement, the “Solicitation Statement”).
(3)     A stockholder providing Timely Notice of nominations or business proposed to be brought before an Annual Meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this By-law shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such Annual Meeting and as of the date of the Annual Meeting, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for the Annual Meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date of the Annual Meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).
(~~3~~4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this By-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 85 days prior to the first anniversary of the preceding year’s Annual Meeting, a stockholder’s notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(b)    General.
(1)    Only such persons who are nominated in accordance with the provisions of Section 2 or Section 11 of this ~~By-law~~Article I shall be eligible for election and to serve as directors and only such business shall be conducted at an Annual Meeting as shall have been brought before the meeting in accordance with the provisions of Section 2 or Section 11 of this ~~By-law~~Article I. The Board of Directors or a designated committee thereof shall have the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the provisions of this By-law. If ~~neither the Board of Directors nor such designated committee makes a determination as to whether any stockholder proposal or nomination was made in accordance with the provisions of this By-law, the presiding officer of the Annual Meeting shall have the power and duty to determine whether the stockholder proposal or nomination was made in accordance with the provisions of this By-law. If~~ the Board of Directors or a designated committee thereof ~~or the presiding officer, as applicable,~~ determines that any stockholder proposal or nomination was not made in accordance with the provisions of this By-law, such proposal or nomination shall be disregarded and shall not be presented for action at the Annual Meeting.
(2)    Except as otherwise required by law, nothing in this Article I, Section 2 shall obligate the Corporation or the Board of Directors to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board of Directors information with respect to any nominee for director or any other matter of business submitted by a stockholder.

(3)    Notwithstanding the foregoing provisions of this Article I, Section 2, if the nominating or proposing stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or any business, such nomination or business shall be disregarded, notwithstanding ~~the~~that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 2, to be considered a qualified representative of the proposing stockholder, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, to the presiding officer at the meeting of ~~the stockholder~~stockholders.
(4)    For purposes of this By-law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(5)    Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) the holders of any series of Undesignated Preferred Stock to elect directors under specified circumstances.
SECTION 3.    Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Undesignated Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.
SECTION 4.    Notice of Meetings; Adjournments.
(a)    A notice of each Annual Meeting stating the hour, date and place, if any, of such Annual Meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not less than ten (10) days nor more than sixty (60) days before the Annual Meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the Corporation’s stock transfer books. Without limiting the manner by which notice may otherwise be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (“DGCL”).
(b)    Notice of all special meetings of stockholders shall be given in the same manner as provided for Annual Meetings, except that the notice of all special meetings shall state the purpose or purposes for which the meeting has been called.
(c)    Notice of an Annual Meeting or special meeting of stockholders need not be given to a stockholder if a waiver of notice is executed, or waiver of notice by electronic transmission is provided, before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance is for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened.
(d)    The Board of Directors may postpone and reschedule any previously scheduled Annual Meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 2 of this Article I of these By-laws or otherwise. In no event shall the public announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder’s notice under Section 2 of this Article I of these By-laws.
(e)    When any meeting is convened, the presiding officer may adjourn the meeting if (a) no quorum is present for the transaction of business, (b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information which the Board of Directors determines has not been made sufficiently or timely available to stockholders, or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any Annual Meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting other than an announcement at the meeting at which the adjournment is taken of the hour, date and place, if any, to which the meeting is adjourned and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, that if the adjournment is for more than thirty (30) days from the meeting date, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stockholder who, by law or under the Certificate of Incorporation of the Corporation (as the same may hereafter be amended and/or restated, the “Certificate”) or these By-laws, is entitled to such notice.
SECTION 5.    Quorum. A majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders. If less than a quorum is present at a meeting, the holders of voting stock representing a majority of the voting power present at the meeting or the presiding officer may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 4 of this Article I. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
SECTION 6.    Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock ledger of the Corporation as of the record date, unless otherwise provided by law or by the Certificate. Stockholders may vote either (i) in person, (ii) by written proxy or (iii) by a transmission permitted by Section 212(c) of the ~~Delaware General Corporation Law (“~~DGCL~~”)~~. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission permitted by Section 212(c) of the DGCL may be substituted for or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Proxies shall be filed in accordance with the procedures established for the meeting of stockholders. Except as otherwise limited therein or as otherwise provided by law, proxies authorizing a person to vote at a specific meeting shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them.
SECTION 7.    Action at Meeting. When a quorum is present, any matter before any meeting of stockholders shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate or by these By-Laws; provided, however, that directors shall be elected by a plurality of votes cast at any meeting of stockholders at which there is a contested election of directors. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. An election shall be considered contested if as of the record date of any meeting of stockholders there are more nominees for election than positions on the Board of Directors to be filled by election at that meeting.
SECTION 8.    Stockholder Lists. The Secretary or an Assistant Secretary (or the Corporation’s transfer agent or other person authorized by these By-laws or by law) shall prepare and make, at least ten (10) days before every Annual Meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for a period of at least ten (10) days prior to the meeting in the manner provided by law. The list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.
SECTION 9.    Presiding Officer. The Board of Directors shall designate a representative to preside over all Annual Meetings or special meetings of stockholders, provided that if the Board of Directors does not so designate such a presiding officer, then the Chairman of the Board, if one is elected, ~~or if not elected or in his or her absence, the President, shall preside at all Annual Meetings~~ shall preside over such meetings. If the Board of Directors does not so designate such a presiding officer and there is no Chairman of the Board or the Chairman of the Board is unable to so preside or is absent, then the Chief Executive Officer, if one is elected, shall preside over such meetings, provided further that if there is no Chief Executive Officer or the Chief Executive Officer is unable to so preside or is absent, then the President shall preside over such meetings. The presiding officer at any Annual Meeting or special ~~meetings~~meeting of stockholders ~~and~~ shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 4 and 5 ~~and 6~~ of this Article I. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.
SECTION 10.    Inspectors of Elections. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.
SECTION 11.    Proxy Access Rights.
(a) Proxy Access Nomination.
(i) Whenever the Board of Directors solicits proxies with respect to the election of Directors at an Annual Meeting of stockholders, nominations of individuals for election to the Board of Directors at such Annual Meeting may be made by a stockholder or group of stockholders that satisfies the requirements of this Section 11 (any such individual or group, including as the context requires each member thereof, being hereinafter referred to as an “Eligible Stockholder”). The nomination provisions set forth in this Section 11 are separate from, and in addition to, the nomination provisions set forth in Section 2 of this Article I. Subject to the provisions of this Section 11 and to the extent permitted by applicable law, the Corporation shall include in its proxy materials for such Annual Meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (each such person being hereinafter referred to as a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder pursuant to this Section 11.
(ii) For purposes of this Section 11, the “Required Information” that the Corporation will include in its proxy materials is (A) the information concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by the rules and regulations promulgated under the Exchange Act, by these By-laws, by the Certificate and/or by the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed and (B) the written statement, if any, consisting of 500 words or less delivered by the Eligible Stockholder pursuant to Section 11(d)(iii) in support of the Stockholder Nominee’s candidacy that is identified as the written statement that the Eligible Stockholder requests the Corporation to include in its proxy materials and does not include any references to any other statements or written materials in support of the Stockholder Nominee’s candidacy or any website or other locations where any such statements or written materials may be found (the “Statement”). If the Eligible Stockholder has not provided to the Secretary a written statement that conforms to the requirements set forth above within the time period specified in this Section 11 for delivering the Notice of Proxy Access Nomination, the Eligible Stockholder will be deemed to have not provided the Statement and no information concerning the Stockholder Nominee will be included in the Corporation’s proxy materials. Notwithstanding anything to the contrary contained in this Section 11, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that the Board of Directors has reasonably determined is materially false or misleading, omits to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation. Nothing in this Section 11 shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Eligible Stockholder or Stockholder Nominees.
(b) Notice Requirements.
(i) In order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder must, in addition to satisfying the other requirements of Section 11, provide to the Secretary a written notice expressly nominating its Stockholder Nominee(s) and electing to have its Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 11 that complies with the requirements set forth in this Section 11 (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Stockholder to nominate a Stockholder Nominee pursuant to this Section 11, the Eligible Stockholder’s Notice of Proxy Access Nomination must be received by the Secretary at the principal executive office of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than 30 days or delayed by more than 60 days after such anniversary date, the Notice of Proxy Access Nomination to be timely must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section 11.
(ii) In order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder providing the information required to be provided pursuant to Section

11(a)(ii) within the time period specified in Section 11(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the close of business on the record date for purposes of determining the stockholders entitled to vote at such Annual Meeting and as of the date of the Annual Meeting.
(iii) In the event that any of the information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any defect in such previously provided information or communications and of the information that is required to correct any such defect.
(c) Maximum Number of Stockholder Nominees.
(i) The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an Annual Meeting shall not exceed the greater of (A) two (2) or (B) twenty-five percent (25%) of the number of Directors in office as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 11 (the “Final Proxy Access Nomination Date”), rounded down to the nearest whole number; provided that the maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an Annual Meeting will be reduced by the number of Stockholder Nominees whose names were submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 11 but who the Board of Directors has nominated as a Board nominee.
(ii) Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 11 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 exceeds the maximum number of Stockholder Nominees provided for in Section 11(c)(i) (including by operation of Section 11(c)(iii)). In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 11 for an Annual Meeting exceeds the maximum number of

Stockholder Nominees provided for in Section 11(c)(i) (including by operation of Section 11(c)(iii)), the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder (with such determination and the determination of whether a stockholder or group of stockholders constitutes an Eligible Stockholder to be based on compliance with the provisions of this Section 11 as of the Final Proxy Access Nomination Date) will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Stockholders based on the number of shares of common stock of the Corporation each Eligible Stockholder disclosed as owned by such Eligible Stockholder in the Notice of Proxy Access Nomination submitted to the Corporation hereunder. If the maximum number of Stockholder Nominees provided for in this Section 11 is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 11 from each Eligible Stockholder determined in the manner set forth above has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Stockholder Nominees provided for in this Section 11 is reached. The Stockholder Nominees initially selected in accordance with this Section 11(c)(ii) will be the only Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11. The Notices of Proxy Access Nomination and nominations of all of the remaining Stockholder Nominees not initially selected pursuant to this Section 11(c)(ii) will be deemed to have been withdrawn by each of the applicable stockholders as of the Final Proxy Access Nomination Date, and, following such initial selection, if any one or more of the Stockholder Nominees so selected are (A) nominated by the Board of Directors or (B) not included in the Corporation’s proxy materials or are not submitted for election for any reason, including, without limitation, a subsequent failure to comply with this Section 11 by the Eligible Stockholder or the Eligible Stockholder’s withdrawal of the nomination, then, in each case, no additional Stockholder Nominees will be included in the Corporation’s proxy materials or otherwise submitted for stockholder election pursuant to this Section 11.
(iii) If for any reason after the Final Proxy Access Nomination Date but before the date of the applicable Annual Meeting the Board of Directors reduces the size of the Board of Directors, the maximum number of Stockholder Nominees eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 shall be calculated based on the number of Directors in office as so reduced. The Notices of Proxy Access Nomination and nominations of any Stockholder Nominees who cease to be eligible to be nominated or included in the Corporation’s proxy materials pursuant to this Section 11 as a result of the operation of this Section 11(c)(iii) will be deemed to have been withdrawn by each of the applicable Eligible Stockholders as of the Final Proxy Access Nomination Date.
(d) Stockholder Eligibility.
(i) For purposes of this Section 11, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the Corporation as to which the Eligible Stockholder possesses both (A) the entire voting and investment rights pertaining to the shares and (B) the entire economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) (x) shall not include any shares (I) borrowed by such Eligible Stockholder for any purposes or purchased by such Eligible Stockholder pursuant to an agreement to resell, (II) sold by such Eligible Stockholder or any of its affiliates in any transaction that has not been settled or closed or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such Eligible Stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares by such Eligible Stockholder or any of its affiliates and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the entire economic ownership of such shares by such Eligible Stockholder or affiliate, and (y) shall be reduced by the notional amount of shares of common stock of the Corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Stockholder or any of its affiliates, whether or not any such instrument is to be settled with shares or with cash, to the extent the number of shares owned by the Eligible Stockholder was not already reduced by such amount pursuant to clause (x)(III) above, and a number of shares of common stock of the Corporation equal to the net “short” position in the common stock of the Corporation held by such Eligible Stockholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement. An Eligible Stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the Eligible Stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the entire economic interest in the shares. An Eligible Stockholder’s ownership of shares shall be deemed to continue during any period in which the Eligible Stockholder (a) has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is unconditionally revocable at any time by the Eligible Stockholder and (b) has loaned the shares if the Eligible Stockholder has the power to recall such loaned shares on three (3) business days’ notice and has in fact recalled such loaned shares as of the time of the Notice of Proxy Access Nomination is provided and through and including the date of the Annual Meeting of Eligible Stockholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of common stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 11, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.
(ii) In order to make a nomination pursuant to this Section 11, an Eligible Stockholder must have owned the Required Ownership Percentage (as defined below) of the Corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of the Final Proxy Access Nomination Date, and must continue to own the Required Shares through the applicable Annual Meeting date (and any postponement or adjournment thereof); provided, that a group of individual stockholders who otherwise meet all of the requirements to be an Eligible Stockholder may aggregate their stockholdings in order to meet the Required Ownership Percentage of the Required Shares; provided, however, that each member of such group must have owned such Required Shares continuously for the Minimum Holding Period or longer as of the Final Proxy Access Nomination Date, and must continue to own its portion of the Required Shares through the applicable Annual Meeting date (and any postponement or adjournment thereof). For purposes of this Section 11, the “Required Ownership Percentage” is three percent (3%) or more of the Corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three (3) years.
(iii) In addition to providing the Notice of Proxy Access Nomination in accordance with Section 11(b)(i) above, in order to nominate a Stockholder Nominee pursuant to this Section 11, an Eligible Stockholder or the Stockholder Nominee, as applicable, must provide the following information in writing to the Secretary within the time period specified in this Section 11 for delivering the Notice of Proxy Access Nomination:

(A) one or more written statements from the record holders of the Required Shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period verifying that, as of a date within seven (7) business days prior to the date the Notice of Proxy Access Nomination is received by the Secretary, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide the updates and supplements (or written notices stating that there are no such updates or supplements) described in Section 11(b)(ii) within the time periods set forth therein;
(B) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act;
(C) the Required Information (with the Statement, if any, clearly and specifically identified as such) and all other information, representations and agreements that are required to be set forth in a stockholder’s notice of nomination, or provided to the Corporation in order to nominate a Proposed Nominee, pursuant to Section 11(a) of this Article I;
(D) the written consent of each Stockholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;
(E) in the case of a Notice of Proxy Access Nomination that is submitted by an Eligible Stockholder that is comprised of a group of stockholders, the designation by all of such stockholders of one of such stockholders that is authorized to act on behalf of all of such stockholders with respect to all matters relating to the nomination or inclusion in the Corporation’s proxy materials of the Stockholder Nominee(s) nominated by such Eligible Stockholder (the “Eligible Stockholder Designee”), including, without limitation, the withdrawal of such nomination;
(F) an agreement by each Stockholder Nominee, upon such Stockholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the Corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G) a representation (in the form provided by the Secretary upon written request) that the Eligible Stockholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and that the Eligible Stockholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the Annual Meeting (or any postponement or adjournment thereof) any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 11, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any stockholder any form of proxy for the Annual Meeting other than the form of proxy distributed by the Corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the Annual Meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) agrees to file with the Securities and Exchange Commission any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s Annual Meeting, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, (VII) meets the requirements set forth in this Section 11, and (VIII) has provided and will continue to provide facts, statements and other information in all communications with the Corporation and its stockholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and
(H) a written undertaking (in the form provided by the Secretary upon written request) that the Eligible Stockholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with stockholders of the Corporation by the Eligible Stockholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination, or out of the facts, statements or information that the Eligible Stockholder or its Stockholder Nominee(s) has provided or will provide to the

Corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the Corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the Corporation arising out of any nomination of a Stockholder Nominee submitted by the Eligible Stockholder pursuant to this Section 11, and (III) promptly provide to the Corporation such additional information as requested pursuant to this Section 11.
In connection with clause (A) of the preceding sentence, if any intermediary which verifies the Eligible Stockholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Stockholder will also need to provide a written statement as required by clause (A) of the preceding sentence from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.
(iv) Whenever the Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 11 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. When an Eligible Stockholder is comprised of a group, a violation of any provision of these By-laws by any member of the group shall be deemed a violation by the entire Eligible Stockholder group. No stockholder may be a member of more than one group of persons constituting an Eligible Stockholder with respect to any Annual Meeting.
(e) Stockholder Nominee Requirements.
(i) Notwithstanding anything in these By-laws to the contrary, the Corporation shall not be required to include, pursuant to this Section 11, any Stockholder Nominee in its proxy materials (and no such Stockholder Nominee may be nominated pursuant to this Section 11) for any Annual Meeting of stockholders (A) for which the Secretary receives a notice that the Eligible Stockholder or any other stockholder of the Corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Section 2 of this Article I, (B) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a director at the Annual Meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (C) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (D) who provides any information to the Corporation or its stockholders required or requested pursuant to any provision of these By-laws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Stockholder Nominee in connection with the nomination, (E) who is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted or has pleaded nolo contendre in such a criminal proceeding within the past ten (10) years, (F) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (G) the Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to this Section 11.
(ii) Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 11 or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section 11 in any material respect, then such nomination shall not be considered at the applicable Annual Meeting. Additionally, such nomination will not be considered at the Annual Meeting in question if the Eligible Stockholder (or a qualified representative thereof) or, in the case of an Eligible Stockholder that is comprised of a group of stockholders, the Eligible Stockholder Designee (or a qualified representative thereof) does not appear at the applicable Annual Meeting to present any nomination of the Stockholder Nominee(s) included in the Corporation’s proxy materials pursuant to this Section 11. For purposes of this Section 11, to be considered a qualified representative of a stockholder, a person must be duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as its proxy at the Annual Meeting and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such Annual Meeting.
(f) This Section 11 provides the exclusive method for stockholders to include nominees for Director in the Corporation’s proxy materials. A stockholder’s compliance with the procedures set forth in this Section 11 will not also be deemed to constitute compliance with the procedures set forth in, or notice of nomination pursuant to, Section 2 of this Article I.
ARTICLE II
Directors
SECTION 1.    Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided by the Certificate or required by law.
SECTION 2.    Number and Terms. The number of directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The directors shall hold office in the manner provided in the Certificate.
SECTION 3.    Qualification. No director need be a stockholder of the Corporation.
SECTION 4.    Vacancies. Vacancies in the Board of Directors shall be filled in the manner provided in the Certificate.
SECTION 5.    Removal. Directors may be removed from office only in the manner provided in the Certificate.
SECTION 6.    Resignation. A director may resign at any time by giving written notice to the Chairman of the Board, if one is elected, the President or the Secretary. A resignation shall be effective upon receipt, unless the resignation otherwise provides.
SECTION 7.    Regular Meetings. The regular annual meeting of the Board of Directors shall be held, without notice other than this Section 7, on the same date and at the same place as the Annual Meeting following the close of such meeting of stockholders. Other regular meetings of the Board of Directors may be held at such hour, date and place as the Board of Directors may by resolution from time to time determine and publicize by means of reasonable notice given to any director who is not present at the meeting at which such resolution is adopted.
SECTION 8.    Special Meetings. Special meetings of the Board of Directors may be called, orally or in writing, by or at the request of a majority of the directors, the Chairman of the

Board, if one is elected, or the President. The person calling any such special meeting of the Board of Directors may fix the hour, date and place thereof.
SECTION 9.    Notice of Meetings. Notice of the hour, date and place of all special meetings of the Board of Directors shall be given to each director by the Secretary or an Assistant Secretary, or in case of the death, absence, incapacity or refusal of such persons, by the Chairman of the Board, if one is elected, or the President or such other officer designated by the Chairman of the Board, if one is elected, or the President. Notice of any special meeting of the Board of Directors shall be given to each director in person, by telephone, or by facsimile, electronic mail or other form of electronic communication, sent to his or her business or home address, at least twenty-four (24) hours in advance of the meeting, or by written notice mailed to his or her business or home address, at least forty-eight (48) hours in advance of the meeting. Such notice shall be deemed to be delivered when ~~hand delivered~~hand-delivered to such address, read to such director by telephone, deposited in the mail so addressed, with postage thereon prepaid if mailed, dispatched or transmitted if ~~faxed, telexed or telecopied, or when delivered to the telegraph company if sent by telegram~~sent by facsimile transmission or by electronic mail or other form of electronic communications. A written waiver of notice signed before or after a meeting by a director and filed with the records of the meeting shall be deemed to be equivalent to notice of the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because such meeting is not lawfully called or convened. Except as otherwise required by law, by the Certificate or by these By-laws, neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
SECTION 10.    Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business, but if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except as provided in Section 9 of this Article II. Any business which might have been transacted at the meeting as originally noticed may be transacted at such adjourned meeting at which a quorum is present. For purposes of this section, the total number of directors includes any unfilled vacancies on the Board of Directors.
SECTION 11.    Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of the directors present shall constitute action by the Board of Directors, unless otherwise required by law, by the Certificate or by these By-laws.

SECTION 12.    Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. Such consent shall be treated as a resolution of the Board of Directors for all purposes.
SECTION 13.    Manner of Participation. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these By-laws.
SECTION 14.    Lead Independent Director. If the Chairman of the Board is not independent as that term is defined under the then applicable rules and regulations of each national securities exchange upon which shares of the stock of the Corporation are listed for trading and of the Securities and Exchange Commission, the independent directors shall designate from among them a Lead Independent Director having the duties and responsibilities set forth in the applicable rules of each such national securities exchange and as otherwise determined by the Board of Directors from time to time.
SECTION 15.    Presiding Director. The Chairman of the Board, if one is elected, shall preside over all meetings of the Board of Directors, provided that if the Chairman of the Board is unable to so preside or is absent, or if there is no Chairman of the Board elected at such time, then the Lead Independent Director, if one has been designated, shall preside over all meetings of the Board of Directors. If both the Chairman of the Board, if one is elected, and the Lead Independent Director, if one is so designated, are unable to preside or are absent, the Board of Directors shall designate an alternate representative to preside over a meeting of the Board of Directors.
SECTION ~~14~~16.    Committees. The Board of Directors, by vote of a majority of the directors then in office, may elect one or more committees, including, without limitation, a Compensation and Talent Committee, a Nominating & Corporate Governance Committee and an Audit Committee, and may delegate thereto some or all of its powers except those which by law, by the Certificate or by these By-laws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted so far as possible in the same manner as is provided by these By-laws for the Board of

Directors. All members of such committees shall hold such offices at the pleasure of the Board of Directors. The Board of Directors may abolish any such committee at any time. Any committee to which the Board of Directors delegates any of its powers or duties shall keep records of its meetings and shall report its action to the Board of Directors.
SECTION ~~15~~17.    Compensation of Directors. Directors shall receive such compensation for their services as shall be determined by a majority of the Board of Directors, or a designated committee thereof, provided that directors who are serving the Corporation as employees and who receive compensation for their services as such, shall not receive any salary or other compensation for their services as directors of the Corporation.
ARTICLE III
Officers
SECTION 1.    Enumeration. The officers of the Corporation shall consist of a President, a Treasurer, a Secretary and such other officers, including, without limitation, a Chairman of the Board of Directors, a Chief Executive Officer and one or more Vice Presidents (including Executive Vice Presidents or Senior Vice Presidents), Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries, as the Board of Directors may determine.
SECTION 2.    Election. At the regular annual meeting of the Board of Directors following the Annual Meeting, the Board of Directors shall elect the President, the Treasurer and the Secretary. Other officers may be elected by the Board of Directors at such regular annual meeting of the Board of Directors or at any other regular or special meeting.
SECTION 3.    Qualification. No officer need be a stockholder or a director. Any person may occupy more than one office of the Corporation at any time.
SECTION 4.    Tenure. Except as otherwise provided by the Certificate or by these By-laws, each of the officers of the Corporation shall hold office until the regular annual meeting of the Board of Directors following the next Annual Meeting and until his or her successor is elected and qualified or until his or her earlier resignation or removal.
SECTION 5.    Resignation. Any officer may resign by delivering his or her written resignation to the Corporation addressed to the President or the Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

SECTION 6.    Removal. Except as otherwise provided by law, the Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the directors then in office.
SECTION 7.    Absence or Disability. In the event of the absence or disability of any officer, the Board of Directors may designate another officer to act temporarily in place of such absent or disabled officer.
SECTION 8.    Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.
SECTION 9.    President. The President shall, subject to the direction of the Board of Directors, have such powers and shall perform such duties as the Board of Directors may from time to time designate.
SECTION 10.    Chairman of the Board. The Chairman of the Board, if one is elected, shall ~~preside, when present, at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall have such other~~have such powers and shall perform such other duties as the Board of Directors may from time to time designate.
SECTION 11.    Chief Executive Officer. The Chief Executive Officer, if one is elected, shall have such powers and shall perform such duties as the Board of Directors may from time to time designate. ~~If there is no Chairman of the Board or if he or she is absent, the Chief Executive Officer shall preside, when present, at all meetings of stockholders and of the Board of Directors.~~
SECTION 12.    Vice Presidents and Assistant Vice Presidents. Any Vice President (including any Executive Vice President or Senior Vice President) and any Assistant Vice President shall have such powers and shall perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 13.    Treasurer and Assistant Treasurers. The Treasurer shall, subject to the direction of the Board of Directors and except as the Board of Directors or the Chief Executive Officer may otherwise provide, have general charge of the financial affairs of the Corporation and shall cause to be kept accurate books of account. The Treasurer shall have custody of all funds, securities, and valuable documents of the Corporation. He or she shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. Any Assistant Treasurer shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.

SECTION 14.    Secretary and Assistant Secretaries. The Secretary shall record all the proceedings of the meetings of the stockholders and the Board of Directors (including committees of the Board of Directors) in books kept for that purpose. In his or her absence from any such meeting, a temporary secretary chosen at the meeting shall record the proceedings thereof. The Secretary shall have charge of the stock ledger (which may, however, be kept by any transfer or other agent of the Corporation). The Secretary shall have custody of the seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his or her signature or that of an Assistant Secretary. The Secretary shall have such other duties and powers as may be designated from time to time by the Board of Directors or the Chief Executive Officer. In the absence of the Secretary, any Assistant Secretary may perform his or her duties and responsibilities.
Any Assistant Secretary shall have such powers and perform such duties as the Board of Directors or the Chief Executive Officer may from time to time designate.
SECTION 15.    Other Powers and Duties. Subject to these By-laws and to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer.
ARTICLE IV
Capital Stock
SECTION 1.    Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board of Directors, the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation’s officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

SECTION 2.    Transfers. Subject to any restrictions on transfer and unless otherwise provided by the Board of Directors, shares of stock may be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate theretofore properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.
SECTION 3.    Record Holders. Except as may otherwise be required by law, by the Certificate or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.
SECTION 4.    Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of stockholders entitled to vote at any meeting of stockholders, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and (b) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
SECTION 5.    Replacement of Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may prescribe.
ARTICLE V
Indemnification

SECTION 1.    Definitions. For purposes of this Article:
(a)    “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, foundation, association, organization or other legal entity which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;
(b)    “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;
(c)     “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;
(d)    “Expenses” means all attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;
(e)    “Liabilities” means judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement~~.~~;
(f)    “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;
(g)    “Officer” means any person who serves or has served the Corporation as an officer of the Corporation appointed by the Board of Directors of the Corporation~~.~~;

(h)    “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and
(i)     “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) fifty percent (50%) or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) fifty percent (50%) or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.
SECTION 2.    Indemnification of Directors and Officers.
(a)    Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) and to the extent authorized in this Section 2.
(1)    Actions, Suits and Proceedings Other than By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses and Liabilities that are incurred or paid by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein (other than an action by or in the right of the Corporation), which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(2)    Actions, Suits and Proceedings By or In the Right of the Corporation. Each Director and Officer shall be indemnified and held harmless by the Corporation against any and all Expenses that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any Proceeding or any claim, issue or matter therein by or in the right of the ~~Company~~Corporation, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that no indemnification shall be made under this Section 2(a)(2) in respect of any claim, issue or matter as to which such Director or Officer shall have been finally adjudged by a court of competent jurisdiction to be liable to the ~~Company~~Corporation, unless, and only to the extent that, the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite adjudication of liability, but in view of all the circumstances of the case, such Director or Officer is fairly and reasonably entitled to indemnification for such Expenses that such court ~~deem~~deems proper.
(3)     The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.
(4)     Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized in advance by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce ~~an Officer~~such Officer’s or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.
SECTION 3.    Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses and Liabilities that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer

Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized in advance by the Board of Directors of the Corporation.
SECTION 4.    Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.
SECTION 5.    Advancement of Expenses to Directors Prior to Final Disposition.
(a)    The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within thirty (30) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these By-laws.
(b)     If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within thirty (30) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim.

The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to ~~the~~an action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.
(c)    In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 6.    Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.
(a)    The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer or any Non-Officer Employee in connection with any Proceeding in which such person is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer ~~and~~or Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such person to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.
(b)    In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 7.    Contractual Nature of Rights.
(a)    The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any

Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.
(b)    If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to ~~the~~an action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.
(c)    In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.
SECTION 8.    Non-Exclusivity of Rights. The rights to indemnification and to advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.
SECTION 9.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.
SECTION 10.    Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.
ARTICLE VI

Miscellaneous Provisions
SECTION 1.    Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.
SECTION 2.    Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.
SECTION 3.    Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by the Chairman of the Board, if one is elected, the President or the Treasurer or any other officer, employee or agent of the Corporation as the Board of Directors or Executive Committee may authorize.
SECTION 4.    Voting of Securities. Unless the Board of Directors otherwise provides, the Chairman of the Board, if one is elected, the President or the Treasurer may waive notice of and act on behalf of ~~this~~the Corporation, or appoint another person or persons to act as proxy or attorney in fact for ~~this~~the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other corporation or organization, any of whose securities are held by ~~this~~the Corporation.
SECTION 5.    Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.
SECTION 6.    Corporate Records. The original or attested copies of the Certificate, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock transfer books, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, may be kept outside the State of Delaware and shall be kept at the principal office of the Corporation, at the office of its counsel or at an office of its transfer agent or at such other place or places as may be designated from time to time by the Board of Directors.
SECTION 7.    Certificate. All references in these By-laws to the Certificate shall be deemed to refer to the Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
SECTION 8.    Amendment of By-laws.
These By-laws may be altered, amended or repealed, in whole or in part, or new ~~(a) Amendment by Directors. Except as provided otherwise by law, these By-laws may be amended~~

~~or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.~~
~~(b) Amendment by Stockholders. These~~ By-laws may be ~~amended or repealed at any Annual Meeting, or special meeting of stockholders called for such purpose, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if~~adopted by the Board of Directors ~~recommends that~~or by the stockholders ~~approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class. Notwithstanding the foregoing, stockholder approval shall not be required unless mandated by~~as provided in the Certificate~~, these By-laws, or other applicable law~~.
SECTION 9.    Notices. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.
SECTION 10.    Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver.